                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Reinsurance Group of America, Incorporated:

     We consent to the incorporation by reference in this Registration Statement of Reinsurance Group of America, Incorporated and subsidiaries on Form S-3 of our report dated February 3, 2003 (August 13, 2003 as to Note 17 and Schedules III and IV) appearing in the Current Report on Form 8-K of Reinsurance Group of America, Incorporated and subsidiaries dated August 25, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE, LLP

St. Louis, Missouri
August 25, 2003